UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2013

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 6, 2013, the Company held its 2013 Annual Meeting of Shareholders. A total of 1,013,738 shares were represented in person or by valid proxy, and the shareholders voted on two proposals. The final results for the votes regarding each proposal are set forth below:

Election of Directors. The Company’s shareholders elected five directors to serve until the next annual meeting of shareholder and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 294,768 broker non-votes.

	FOR	WITHHELD
Charles T. Munger	712,865	6,105
J.P. Guerin	699,246	19,724
Gerald L. Salzman	666,398	52,572
Peter D. Kaufman	713,165	5,805
Gary L. Wilcox	712,943	6,027

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,006,863 FOR and 5,250 AGAINST, with 1,625 ABSTENTIONS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman Chief Executive Officer President Chief Financial Officer Treasurer

Dated: February 22, 2013